Exhibit 24.1

POWERS OF ATTORNEY

WITNESSETH, that each of the undersigned directors or officers of MOUNTAINBANK FINANCIAL CORPORATION (“MFC”), a North Carolina corporation, by his or her execution hereof, hereby constitutes and appoints each of J. W. DAVIS and GREGORY L. GIBSON, or any substitute appointed by either of them, jointly and severally, as his or her true and lawful attorney-in-fact and agent for him or her, and in his or her name, place, and stead, to execute and sign a Registration Statement on Form S-4 or other appropriate form to be filed by MFC with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, with respect to MFC’s offer and issuance of shares of MFC’s Common Stock and Series B Preferred Stock to the shareholders of Cardinal Bankshares Corporation (“Cardinal”) in exchange for their shares of Cardinal’s common stock in connection with MFC’s acquisition of Cardinal by its merger into and with MFC, and, further, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and to file all of the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be necessary or appropriate, granting unto each said attorney-in-fact full power and authority, acting jointly or severally, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorney-in-fact and agent which they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ J.W. DAVIS J. W. Davis	President, Chief Executive Executive Officer and Director (principal executive officer)	July 15, 2002

/s/ GREGORY L. GIBSON Gregory L. Gibson	Chief Financial Officer Officer (principal financial and accounting officer)	July 15, 2002

/s/ BOYD L. HYDER Boyd L. Hyder	Chairman	July 15, 2002

/s/ WILLIAM A. BANKS William A. Banks	Director	September 12, 2002

/s/ WILLIAM H. BURTON, III William H. Burton III	Director	July 15, 2002

/s/ KENNETH C. FEAGIN Kenneth C. Feagin	Director	July 15, 2002

/s/ DANNY L. FORD Danny L. Ford	Director	July 15, 2002

/s/ J. EDWARD JONES J. Edward Jones	Director	July 15, 2002

/s/ RONALD R. LAMB Ronald R. Lamb	Director	July 15, 2002

/s/ H. STEVE MCMANUS H. Steve McManus	Director	July 15, 2002

/s/ VAN F. PHILLIPS Van F. Phillips	Director	July 15, 2002

/s/ CATHERINE H. SCHROADER Catherine H. Schroader	Director	July 15, 2002

/s/ MAURICE A. SCOTT Maurice A. Scott	Director	July 15, 2002